EXHIBIT 10.1

SETTLEMENT AGREEMENT
AND RELEASE OF ALL CLAIMS

This Settlement Agreement and Release of All Claims (“Agreement”) is made and entered into as of January 22, 2007 by and among Deep Well Oil & Gas, Inc., a Nevada corporation (hereinafter sometimes referred to as “Deep Well”), and Grey K Fund LP, Grey K Offshore Fund Ltd., Provident Premier Master Fund Ltd., Atlas Master Fund Ltd. and Gemini Master Fund, Ltd. (hereinafter sometimes referred to collectively as the “Investors” and each an “Investor”).

RECITALS

1.  WHEREAS, Deep Well and the Investors have entered into a Stock Purchase Agreement, dated effective March 10, 2005 (hereinafter referred to as the “SPA”), with respect to the issuance and sale to the Investors by Deep Well of certain securities, the provision to the Investors of certain registration rights, and certain other matters;

2.   WHEREAS, Deep Well and the Investors have entered into a Registration Rights Agreement, dated effective March 10, 2005 (hereinafter referred to as the “RRA”), with respect to the provision to the Investors by Deep Well of certain registration rights contemplated by the SPA;

3.  WHEREAS, the Investors claim that Deep Well has breached certain provisions of the SPA and RRA;

4.  WHEREAS, Deep Well does not admit the Investors’ allegations of breach of the SPA and RRA; and

5.  WHEREAS, Deep Well and the Investors desire to settle fully and finally all differences between them, including, but in no way limited to, those differences described above.

AGREEMENTS

In consideration of the mutual covenants and promises contained in this Agreement, the parties agree as follows:

1.  No Admission of Liability. The parties hereto acknowledge and agree that this Agreement reflects a settlement of disputed claims and that it does not constitute and shall not be construed as an admission of liability on the part of any party, its officers, agents, directors, securityholders, affiliates, subsidiaries, supervisors, employees, attorneys or representatives, or acknowledgement of any wrongdoing whatsoever.

2.  Advice of Counsel. Each party hereto acknowledges that it has had adequate time to consult with an attorney of such party’s choice and to consider the terms of this Agreement.

3.  Amendment of Agreements.

(a)     The SPA is hereby amended by deleting Section 4.2(g) and Section 4.11 thereof, which Sections, effective immediately, shall be of no further force or effect.

(b)     The RRA is hereby terminated effective immediately, and shall be of no further force or effect.

(c)     Except as amended by the terms of this Agreement, all other provisions of the SPA shall remain in full force and effect.

4.  Issuance of Shares. Within 10 days following Deep Well’s receipt from each of the Investors of a fully signed and executed original of this Agreement, and as a condition to the obligations and release of the Investors under this Agreement, Deep Well shall issue, and cause to be delivered certificates representing a total of 1,600,000 (one million six hundred thousand) shares of common stock of Deep Well, registered in the names and amounts included on Schedule A hereto (the “Shares”).

5.  Investor Representations. Each of the Investors represents that (a) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1),(2),(3) or (7) under the U.S. Securities Act of 1933, as amended (the “1933 Act”); (b) it is acquiring the Shares for its own account for investment purposes and not with a view to resale or distribution of the Shares in violation of United States federal or state securities laws; (c) it is not acquiring the Shares as a result of any “general solicitation” or “general advertising” as those terms are used in Regulation D under the 1933 Act; (d) it is aware that the Shares have not been registered under the 1933 Act or any state securities laws and therefore are, and will be, “restricted securities” within the meaning of Rule 144 under the 1933 Act (“Rule 144”), certificates representing all Shares will bear a restrictive legend to such effect, and the Shares may be resold or otherwise transferred only pursuant to an effective registration statement under the 1933 Act or an available exemption from the registration requirements of the 1933 Act and applicable state securities laws (and Deep Well may require a satisfactory legal opinion or other evidence to the effect that any transfer does not require registration under the 1933 Act of applicable state securities laws) (it being understood that the provisions relating to the removal of restrictive legends from the Securities (as defined in the SPA) contained in Section 2.5 of the SPA shall apply to the removal of any such restrictive legend from the Shares); (e) it has all necessary corporate or LLC power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby; (f) it is authorized to execute this Agreement and consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or LLC action on its part; (g) this Agreement constitutes the valid and binding obligation of it, enforceable against it in accordance with this Agreement’s terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance) or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); (h) the execution, delivery and performance by it of this Agreement, will not (i) conflict with, or constitute a breach of, as applicable, its certificate of incorporation, operating agreement or by-laws, (ii) conflict with, or constitute a breach of, any agreement or other instrument to which it is a party, except such conflict, breach or default as would not have, singly or in the aggregate, a Material Adverse Effect (as defined below), or (iii) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over it, except such violations or conflicts as would not have, singly or in the aggregate, a Material Adverse Effect; and (h) except as would not have a Material Adverse Effect, there are no pending or (to its knowledge) threatened legal or governmental proceedings to which it is or could be a party; and (i) it has had the opportunity to ask questions and receive answers concerning the Shares and to obtain any additional information that Deep Well possesses or can acquire without unreasonable effort or expense that it has deemed necessary in connection with its decision to acquire the Shares.

6.  Deep Well Representations and Warranties. Deep Well represents and warrants that (a) Deep Well has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance of this Agreement by Deep Well has been duly authorized by all necessary corporate action on the part of Deep Well; (c) this Agreement constitutes the valid and binding obligation of Deep Well, enforceable against Deep Well in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance) or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); (c) the execution, delivery and performance by Deep Well of this Agreement, will not (i) conflict with, or constitute a breach of, Deep Well’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a breach of, any agreement or other instrument to which Deep Well is a party or by which Deep Well is bound, except such conflict, breach or default as would not have, singly or in the aggregate, a Material Adverse Effect, or (iii) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Deep Well, except such violations or conflicts as would not have, singly or in the aggregate, a Material Adverse Effect; and (c) except as would not have a Material Adverse Effect, there are no pending or (to Deep Well’s knowledge) threatened legal or governmental proceedings to which Deep Well is or could be a party.

7.  For purposes of this Agreement, the term “Material Adverse Effect” means a material adverse effect on the business, properties, prospects, financial condition or results of operations of either (i) Deep Well and its subsidiaries, taken as a whole, or (ii) any Investor and its subsidiaries, taken as a whole.

8.  Indemnification. (a) Deep Well shall indemnify, defend and hold harmless each Investor, and its affiliates, members, partners, shareholders, officers and directors, from and against any losses, liabilities, claims (including those made by a governmental entity), demands, third party claims, tax levies or assessments, executions, contingencies, damages, costs and expenses, judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and expenses incurred: (a) in enforcing this Agreement against Deep Well and (b) in connection with, related to or arising out of (i) the untruth, inaccuracy or breach of any representation or warranty given or made by Deep Well in this Agreement or (ii) any nonfulfillment of, failure to comply with or breach of any obligation, covenant or agreement on the part of Deep Well in this Agreement.

(b) Each Investor shall indemnify, defend and hold harmless Deep Well, and its affiliates, shareholders, officers and directors, from and against any losses, liabilities, claims (including those made by a governmental entity), demands, third party claims, tax levies or assessments, executions, contingencies, damages, costs and expenses, judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and expenses incurred: (a) in enforcing this Agreement against such Investor and (b) in connection with, related to or arising out of (i) the untruth, inaccuracy or breach of any representation or warranty given or made by such Investor in this Agreement or (ii) any nonfulfillment of, failure to comply with or breach of any obligation, covenant or agreement on the part of such Investor in this Agreement.

9.  Tax Implications. Each Investor acknowledges and agrees that Deep Well has made no representations to it regarding the tax consequences associated with receiving securities pursuant to this Agreement. Each Investor agrees to pay federal or state taxes, if any, which are required by law to be paid by it with respect to this Agreement.

10.  No Other Claims Filed or Pending. (a) Each Investor represents that it has not filed any complaints, claims, or actions against Deep Well, its officers, agents, directors, securityholders, affiliates, subsidiaries, supervisors, employees, attorneys or representatives, with any state, federal, or local agency or court and that it will not do so at any time hereafter with regard to events that have occurred as of the date of this Agreement.

(b) Deep Well represents that it has not filed any complaints, claims, or actions against any Investor, its officers, agents, members, partners, directors, securityholders, affiliates, subsidiaries, supervisors, employees, attorneys or representatives, with any state, federal, or local agency or court and that Deep Well will not do so at any time hereafter with regard to events that have occurred as of the date of this Agreement.

11.  Settlement of All Claims. The parties agree and acknowledge that this Agreement shall constitute the full and final settlement of all claims or potential claims between them at law or in equity, for damages or attorneys fees in connection with or arising from the SPA or RRA, from the beginning of time to the date of this Agreement; provided, however, that nothing herein shall constitute a waiver or release of any claims or causes of action arising out of or in connection with (i) any breach of this Agreement or (ii) circumstances or events occurring after the effective date of this Agreement. Each party further agrees that it shall pay its own attorneys’ fees incurred in connection with negotiating and drafting this Agreement.

12.  Mutual Release. Notwithstanding the provisions of any law stating that a general release does not extend to claims which a party does not know of or suspect to exist in its favor at the time of executing the release, and in consideration of the mutual releases set forth herein, the issuance of the Shares pursuant to this Agreement and other good and valuable consideration:

(a) Each of the Investors hereby irrevocably and unconditionally releases and forever discharges Deep Well and each and all of Deep Well’s officers, agents, directors, securityholders, affiliates, subsidiaries, supervisors, employees, attorneys or representatives, and their successors and assigns, from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”) that such Investor at any time heretofore had or claimed to have or which such Investor may have or claim to have regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all claims in connection with, or arising from, the SPA or RRA, and any and all claims for intentional or negligent infliction of emotional distress; fraud, deceit or defamation; express or implied breach of contract; and any claim for stock, stock options, warrants, or related shareholder rights; provided, however, that nothing herein shall constitute a waiver or release of any claims or causes of action arising out of or in connection with (i) any breach of this Agreement or (ii) circumstances or events occurring after the effective date of this Agreement. Notwithstanding the foregoing, this Section 12 shall not apply to any and all claims of any Investor against Deep Well that may arise out of or in connection with the non-convertible gross overriding royalty as referenced in the Royalty Agreement, dated December 12, 2003, between Mikwec Energy Canada Ltd. and Nearshore Petroleum Corporation.

(b) Deep Well hereby irrevocably and unconditionally releases and forever discharges each of the Investors and all of such Investor’s officers, agents, members, partners, directors, securityholders, affiliates, subsidiaries, supervisors, employees, attorneys or representatives, and their successors and assigns, from any and all claims that Deep Well at any time heretofore had or claimed to have or which Deep Well may have or claim to have regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all claims in connection with, or arising from, the SPA or RRA, and any and all claims for intentional or negligent infliction of emotional distress; fraud, deceit or defamation; express or implied breach of contract; and any claim for stock, stock options, warrants, or related shareholder rights; provided, however, that nothing herein shall constitute a waiver or release of any claims or causes of action arising out of or in connection with (i) any breach of this Agreement or (ii) circumstances or events occurring after the effective date of this Agreement

(c) The parties understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims that have or may have arisen as of the date of this Agreement out of or in connection with the SPA and RRA. All such claims (including related attorneys’ fees and costs) that have or may have arisen as of the date of this Agreement are forever barred without regard to whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act; or any other claim or cause of action; and regardless of the forum in which it might be brought; provided, however, that nothing herein shall constitute a waiver or release of any claims or causes of action arising out of or in connection with (i) any breach of this Agreement or (ii) circumstances or events occurring after the effective date of this Agreement.

13. Informed Waiver of Claims.

(a)	Each party hereto understands and agrees that:

(i)	its waiver of rights under this Agreement is knowing and voluntary;

(ii)	it understands the terms of this Agreement; and

(iii)	it has consulted with an attorney prior to executing this Agreement.

(b)  Each party further represents that it has reviewed all aspects of this Agreement, that it has carefully read and fully understands all the provisions of this Agreement, that it understands that in agreeing to this document it is releasing the other party or parties hereto, as the case may be, from any and all claims it may have against such party or parties; provided, however, that nothing herein shall constitute a waiver or release of any claims or causes of action arising out of or in connection with (i) any breach of this Agreement or (ii) circumstances or events occurring after the effective date of this Agreement, that it voluntarily agrees to all the terms set forth in this Agreement, that it knowingly and willingly intends to be legally bound by the same, that it was given the opportunity to consider the terms of this Agreement and discuss them with counsel, and that the terms of this Agreement were determined through negotiation between the respective representatives of the parties.

14. Nondisparagement. Following the execution of this Agreement, each party agrees that it shall avoid and refrain from communicating any disparaging, derogatory, libelous or scandalous statements to any third party regarding any other party to this Agreement, or regarding any officer, agent, member, partner, director, securityholder, affiliate, subsidiary, supervisor, employee, attorney, customer, supplier or representative of such other party, or regarding their respective predecessors or successors, or regarding any such person or entity’s conduct in this matter or in the events underlying this matter.

15. Piggyback Registration Rights. If Deep Well proposes to register any shares of its common stock under the 1933 Act in connection with the public offering by it or any of its security holders of such securities solely for cash (other than a registration on Form S-8, Form S-4 or Form F-4, or any successor forms thereto), Deep Well shall promptly give each Investor written notice of such proposed registration. Upon the written request of any Investor, given within 20 days after the delivery of such notice by Deep Well to such Investor, Deep Well will, subject to its obligations under any applicable registration rights agreements, use its commercial best efforts to cause a registration statement covering the resale of any of the Shares and shares of common stock acquired by each Investor on the Original Purchase Date, and any shares of common stock acquired after the date hereof by any Investor pursuant to the cashless exercise provisions of the Warrants (as defined in the SPA) (collectively, the “Securities”) so requested, so long as such Securities are held by such Investor and are not eligible for resale pursuant to Rule 144(k), to become effective under the 1933 Act. In the event an Investor wishes to include Securities held by it in a registration statement filed pursuant to the terms of a registration rights agreement, each such Investor agrees that it will comply with the terms of such agreement that apply to a person or entity whose securities have been accepted for inclusion in such registration statement. For greater certainty, (i) such registration shall not be subject to any provisions of any registration rights agreement that are applicable only to “demand” registrations, and (ii) each Investor acknowledges that except as contemplated by this Section 15, Deep Well is under no obligation hereunder to register any of its securities, to complete any registration or offering of its securities it proposes to make, or to maintain the effectiveness of any registration statement filed by Deep Well pursuant to the 1933 Act for any prescribed period of time, and Deep Well will therefore incur no liability (including any penalties that may be incurred under a registration rights agreement) to any Investor for Deep Well’s failure to register any of its securities, complete any registration or offering of its securities, or maintain the effectiveness of any such registration statement, except to the extent such failure constitutes a breach of this Agreement. In connection with any such registration statement or offering in which an Investor requests its Securities to be included, such Investor hereby understands and agrees that a pre-condition to the inclusion of any Securities held by such Investor in any registration statement or offering is that such Investor shall provide to Deep Well any information about itself or its plans, including its plan of distribution, required to be included in such registration statement and the related prospectus or prospectus supplement. Furthermore, each Investor acknowledges and agrees that (a) in the case of an underwritten offering, customary “cut back” provisions requested by the managing or lead underwriter of such offering shall apply to the inclusion of the Securities in any registration statement, prospectus or prospectus supplement relating to such offering and for greater certainty, (i) in the case of a registration statement, prospectus or prospectus supplement relating to an underwritten offering initiated by Deep Well, the securities proposed to be registered or sold by Deep Well shall have priority over any Securities proposed to be included in such registration or offering, and in connection with such registration or offering the Securities shall rank pari passu with any other securities proposed to be registered or sold pursuant to piggyback registration rights and (ii) in the case of a registration statement, prospectus or prospectus supplement relating to an underwritten offering pursuant to any demand registration rights held by any person, the securities proposed to be registered or sold by Deep Well and the securities proposed to be registered or sold by the person exercising such demand registration rights shall have priority over any Securities proposed to be included in such registration or offering, and in connection with such registration or offering the Securities shall rank pari passu with any other securities proposed to be registered or sold pursuant to piggyback registration rights. Deep Well agrees that it will not enter into any agreement with a third party that restricts the right of the Investors to include Securities on a registration statement filed by Deep Well for use by such third party. Notices given under this Section 15 or otherwise under this Agreement shall be made in accordance with the notice provisions of the SPA.

16. Acknowledgement of Original Issuance Date. Deep Well acknowledges and agrees that (i) the shares of common stock of Deep Well issued on March 10, 2005 to the persons listed on Schedule B hereto (including any shares of common stock issued after the date hereof pursuant to the cashless exercise provisions of the Warrants (as defined in the SPA)) (the “Original Investors”), were fully paid for on the date(s) set forth opposite each such Original Investor’s name on Schedule B (with respect to each Original Investor, the “Original Purchase Date”), and (ii) provided that on and after the date that is two years after the Original Purchase Date (the “Rule 144(k) Date”), the applicable Original Investor or any transferee of the Original Investor, as the case may be, is not, and has not been for a period of at least three months prior to any proposed sale of such shares pursuant to Rule 144(k) under the 1933 Act, an “affiliate” (as such term is defined in Rule 405 under the 1933 Act) of Deep Well, such shares will be eligible to be sold under such Rule 144(k) on and after the Rule 144(k) Date and Deep Well will use its reasonable best efforts to cause the transfer agent for the shares of common stock of Deep Well to remove any restrictive legend contained on such shares within three days following the request of any such Original Investor or transferee.

17. Covenants of Deep Well. Deep Well agrees with each Investor that Deep Well will, on or prior to 8:30 a.m. (eastern prevailing time), on the second business day immediately following the date of this Agreement, issue a press release disclosing the material terms of this Agreement and the transactions contemplated hereby, and (ii) on or prior to 5:00 p.m. (eastern prevailing time) on such business day, file with the United States Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K disclosing the material terms of this Agreement; provided, however, that each Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof; and provided, further, that if Deep Well fails to issue a press release disclosing the material terms of this Agreement within the time frames described herein, any Investor may issue a press release disclosing such information; provided, however, that Deep Well shall have a reasonable opportunity to review and comment on any such press release. Thereafter, Deep Well shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

18.    General Provisions.

(a)     No Other Representations. The parties hereto represent and acknowledge that in executing this Agreement they are not relying on any representation or statement made by any of the parties or by any of the parties’ agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this Agreement.

(b)     Successors and Assigns. This Agreement shall be binding upon the parties hereto and upon their respective heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Each party hereto expressly represents and warrants that it has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement. Each Investor may assign its rights under Section 15 (Piggyback Registration Rights) and Section 16 (Acknowledgement of Original Issue Date) of this Agreement to any person or entity to which it transfers any Securities, as long as: (i) such Securities constitute “restricted securities” as defined in Rule 144 and, because two years have not elapsed since the date on which such Securities were originally purchased and fully paid for, such Securities are not then eligible to be sold pursuant to Rule 144(k) under the 1933 Act, (ii) Deep Well is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (iii) the transferee agrees in writing with Deep Well to be bound by all of the provisions hereof, (iv) such assignment does not require the filing of a post-effective amendment to a registration statement filed pursuant to the 1933 Act, provided that for greater certainty, a prospectus supplement filed pursuant to Rule 424 under the 1933 Act shall not be deemed to be a post-effective amendment of the applicable registration statement, and (v) such transfer is made in accordance with the applicable requirements of the SPA or this Agreement, as applicable.

(c)  Severability and Governing Law. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the court may reform said provision to enforce it to the maximum extent possible, or, if not possible, said provision shall be struck from this Agreement and the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby. This Agreement and any claim or dispute arising out of, or relating to, this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(d)  Jurisdiction; Attorneys Fees. In the event of any controversy or claim arising out of or relating to this Agreement, or the breach thereof, the parties hereto agree that a proceeding relating to such controversy or claim may be brought and pursued only in the Supreme Court of the State of New York, County of New York or in the United States Federal Courts for the Southern District of New York and the parties hereby irrevocably submit to the jurisdiction of such courts for such purpose, irrevocably waive any defense or objection to the New York forums designated above and waive any defense or objection based on personal or subject matter jurisdiction, and agree to be bound by any judgment rendered by such courts in connection with any such litigation or proceeding. The prevailing party shall be entitled to recover its costs and expenses and reasonable attorneys’ fees actually incurred in connection with any such litigation or proceeding.

(e)  Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. This Agreement may not be modified except in a writing signed by all parties.

(f)  Interpretation. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.

(g)  Specific Performance. It is further understood and agreed that if, at any time, a violation of any term of this Agreement is asserted by any party hereto, that party shall have the right to seek specific performance of that term and/or any other necessary and proper relief, including but not limited to damages, from any court of competent jurisdiction.

(h)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

(i)        Amendments; Modifications. This Agreement may not be altered, amended or modified, or otherwise changed in any respect whatsoever, except by a subsequent writing executed by authorized representatives of the parties.

Dated:	January 29, 2007	Deep Well Oil & Gas, Inc.

/s/ Horst A. Schmid
		Name:	Horst A. Schmid
		Title:	President and CEO

Dated:	January 22, 2007	Grey K Fund LP
By: RNK Capital LLC, its Investment
Manager

/s/ Robert Kolton
		Name:	Robert Kolton
		Title:	Managing Member

Dated:	January 22, 2007	Grey K Offshore Fund Ltd.
By: RNK Capital LLC, its Investment
Manager

/s/ Robert Kolton
		Name:	Robert Kolton
		Title:	Managing Member

Dated:	January 22, 2007	Provident Premier Master Fund Ltd.

/s/ Steven W. Winters
		Name:	Steven W. Winters
		Title:	Attorney-In-Fact

Dated:	undated	Atlas Master Fund Ltd.

/s/ Scott Schroeder
		Name:	Scott Schroeder
		Title:	Authorized Signatory

Dated:	January 22, 2007	Gemini Master Fund, Ltd.

/s/ Steven W. Winters
		Name:	Steven W. Winters
		Title:	President of the Investment Manager

SCHEDULE A

This is SCHEDULE A attached to and forming part of a Settlement Agreement and Release of all Claims, dated as of January 22, 2007, among Deep Well Oil & Gas, Inc., Grey K Fund LP, Grey K Offshore Fund Ltd., Provident Premier Master Fund Ltd., Atlas Master Fund Ltd. and Gemini Master Fund, Ltd.

NAME	NUMBER OF SHARES
Provident Premier Master Fund, Ltd. c/o Gemini Strategies, LLC 12220 El Camino Real, Suite 400 San Diego, CA 92130 U.S.A. Contact: Mr. Steven Winters (858) 480-2828	200,000
Grey K Fund, LP c/o RNK Capital LLC 6th Floor, 527 Madison Ave. New York, NY 10022 U.S.A. Contact: Mr. Andrew Farago (212) 419-3967	373,333
Grey K Offshore Fund, Ltd. c/o RNK Capital LLC 6th Floor, 527 Madison Avenue New York, NY 10022 U.S.A. Contact: Mr. Andrew Farago (212) 419-3967	288,000
Atlas Master Fund, Ltd. c/o RNK Capital LLC 6th Floor, 527 Madison Avenue New York NY 10022 U.S.A. Contact: Mr. Andrew Farago (212) 419-3967	256,000
Gemini Master Fund, Ltd. c/o Gemini Strategies, LLC 12220 El Camino Real, Suite 400 San Diego, CA 92130 U.S.A. Contact: Mr. Steven Winters (858) 480-2828	482,667
TOTAL SHARES	1,600,000 (one million six hundred thousand)

SCHEDULE B

This is SCHEDULE B attached to and forming part of a Settlement Agreement and Release of all Claims, dated as of January 22, 2007, among Deep Well Oil & Gas, Inc., Grey K Fund LP, Grey K Offshore Fund Ltd., Provident Premier Master Fund Ltd., Atlas Master Fund Ltd. and Gemini Master Fund, Ltd.

NAME	NUMBER OF SHARES
Provident Premier Master Fund, Ltd.	1,250,000
Grey K Fund, LP	625,000